UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2006
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-49992 (Commission File Number)	82-0543156 (I.R.S. Employer Identification No.)

4211 South 102nd Street
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
2006 Fiscal Year Bonus
On October 25, 2006, the HR & Compensation Committee of the Board of Directors of TD AMERITRADE Holding Corporation awarded bonuses to its executive officers under the Ameritrade Holding Corporation 2002 Management Incentive Plan for fiscal year 2006. The bonuses consisted of cash and performance restricted stock units, which were granted using the form of performance restricted stock unit agreement previously described on a Current Report on Form 8-K filed with the SEC on March 9, 2006.
The performance restricted stock units vest equally over three years based on TD AMERITRADE’s earnings per share (“EPS”) in each of fiscal year 2007, 2008 and 2009. The HR & Compensation Committee established target EPS for fiscal year 2007 and formulas with respect to target EPS for fiscal years 2008 and 2009, with a payout percentage from 0% to 120% of target EPS based on the excess or deficit of actual EPS compared to target EPS, in each case subject to the Compensation Committee’s authority to award a lesser amount. In addition, no performance restricted stock units will vest unless the grantee is employed by TD AMERITRADE on October 26, 2009.
The description of the form of performance restricted stock unit agreement included in the March 9, 2006 Current Report on Form 8-K referred to above is incorporated by reference into this Current Report on Form 8-K (which is qualified in its entirety by reference to the full text of the performance restricted stock unit agreement attached as Exhibit 10.1 to the March 9, 2006 Current Report on Form 8-K).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION
Date: October 31, 2006	By:	/s/ William J. Gerber
		Name:	William J. Gerber
		Title:	Chief Financial Officer

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